UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant     ☒
Filed by a party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

PLX Technology, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offseto as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

 Corporate Communications

Email to PLX Employees

March 12, 2012, sent internally at 9:47 p.m. California time
Team PLX:

As many of you have heard, Balch Hill Partners, L.P. has proposed a slate of 7 director nominees as an alternative to our board of directors at this year’s PLX annual meeting of stockholders.  Their filings also indicate their views that PLX management should seek a buyer for the company. Balch Hill and Simon Michael have been long term investors in PLX, and have the right to nominate directors and make their views known. We have had preliminary discussions with Mr. Michael concerning his views, and we continue to be in contact with our other major stockholders in regard to this matter.

While these are important events, it is imperative that the PLX team stays focused on meeting our near term business objectives. We need to focus on doing our best to manage our business and exceed the expectations of our customers and investors. The PLX board and executive management team will ensure we properly deal with this situation to bring it to a positive conclusion for PLX shareholders and employees.

As we move ahead in this process, we could find ourselves in a situation where public documents are being filed by both sides to further state their views.  Of course we hope it does not get to this point, but we may end up in what is known as a “proxy contest”.  In that case shareholders will vote on their desired selection for the board of directors. This event by no means would dictate that the company be sold, but only the specific composition of the board.

We have not yet set the date for our 2012 annual meeting of stockholders but intend to do so in the coming weeks.  Today, there are no changes at PLX; in fact, it is imperative that we all continue to remain focused on the business despite what distractions this activity may produce via the web and other media.

In that regard, there may be increased media interest in PLX and you may receive inquiries about these issues from our investors, customers or other business partners.  Please help us speak with one voice in our response to these inquiries and forward media, investor, customer and other outside calls to me or to Art Whipple at 408-328-3506.

I would ask you to talk to your manager if you have questions or comments about this situation.  Please do it verbally, not in email or on Yammer.
I look forward to each of your specific contributions in executing against our 2012 Annual Operating Plan. Thank you for your support and dedication to the success of PLX.

Ralph

IMPORTANT ADDITIONAL INFORMATION

PLX Technology, Inc. plans to file with the SEC and make available to its stockholders a proxy statement and a white proxy card in connection with its 2012 annual meeting.  PLX advises its stockholders to read the proxy statement relating to the 2012 annual meeting when it becomes available, because it will contain important information.Stockholders may obtain a free copy of the proxy statement and other documents (when available) that PLX files with the SEC at the SEC’s website at www.sec.gov.  The proxy statement and these other documents may also be obtained for free from PLX by directing a request to PLX Technology, Inc., Attn: Corporate Secretary, or from PLX at www.plxtech.com.

PLX, its directors and named executive officers are participants in the solicitation of PLX’s stockholders in connection with its 2012 annual meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in PLX’s proxy statement filed with the SEC on April 25, 2011, for the 2011 annual meeting.  To the extent holdings of PLX securities by directors and certain officers have subsequently changed, such changes have been reflected on Forms 4 filed with the SEC.  Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed by PLX with the SEC when they become available.

 Corporate Communications

PLX Web Posting

Special Notice to Customers
March 13, 2012

Attention PLX Customer,

Balch Hill Partners, L.P. has proposed a slate of 7 director nominees as an alternative to our board of directors at this year’s PLX annual meeting of stockholders.  Their filings also indicate their views that PLX management should seek a buyer for the company. Balch Hill and Simon Michael have been long term investors in PLX, and have the right to nominate directors and make their views known. We have had preliminary discussions with Mr. Michael concerning his views, and we continue to be in contact with our other major stockholders in regard to this matter.  We have not yet set the date for our 2012 annual meeting of stockholders but intend to do so in the coming weeks.

While these are important events, the PLX team remains focused on meeting our near term business objectives. We are focused on doing our best to manage our business and exceed the expectations of you, our customers.

As we move ahead in this process, we could find ourselves in a situation where public documents are being filed by both sides to further state their views.  Of course we hope it does not get to this point, but we may end up in what is known as a “proxy contest”.  In that case shareholders will vote on their desired selection for the board of directors. This event by no means would dictate that the company be sold, but only the specific composition of the board.  It is our plan to clearly communicate significant events to our customers. Besides our salespeople being conduits of information, we will be posting periodic information on the web. It is business as usual at PLX. Our focus is to make our customers successful and that commitment has not wavered.

We strive to build deep and enduring relationships with our customers, who trust and rely on us to be part of their success over the long term. We remain focused on providing the service and support our customers have grown to expect from PLX. Despite the recent filing, every PLX employee remains committed to ensuring that we exceed customer expectations with our superior products and services. We appreciate your continued confidence and business.

If you have further questions regarding these issues, please contact your PLX sales manager or Gene Schaeffer, VP of Worldwide Sales.  Gene can be reached at 408-328-3583.  You may also choose to contact our CEO or CFO.  You can reach Ralph Schmitt or Art Whipple at 408-328-3506.

Thank you for your support.

Ralph Schmitt

President and CEO

PLX Technology

IMPORTANT ADDITIONAL INFORMATION

PLX Technology, Inc. plans to file with the SEC and make available to its stockholders a proxy statement and a white proxy card in connection with its 2012 annual meeting.  PLX advises its stockholders to read the proxy statement relating to the 2012 annual meeting when it becomes available, because it will contain important information.  Stockholders may obtain a free copy of the proxy statement and other documents (when available) that PLX files with the SEC at the SEC’s website at www.sec.gov.  The proxy statement and these other documents may also be obtained for free from PLX by directing a request to PLX Technology, Inc., Attn: Corporate Secretary, or from PLX at www.plxtech.com.

PLX, its directors and named executive officers are participants in the solicitation of PLX’s stockholders in connection with its 2012 annual meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in PLX’s proxy statement filed with the SEC on April 25, 2011, for the 2011 annual meeting.  To the extent holdings of PLX securities by directors and certain officers have subsequently changed, such changes have been reflected on Forms 4 filed with the SEC.  Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed by PLX with the SEC when they become available.